UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 26, 2008 (November 21, 2008)

ANCHOR FUNDING SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10801 Johnston Road, Suite 210 Charlotte, CA	28226
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(866) 789-3863

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 21, 2008, the Registrant’s operating subsidiary, Anchor Funding Services, LLC (“Anchor’) entered into a Loan and Security Agreement with Textron Financial Corporation (the “Credit Facility”).  The Credit Facility includes an initial revolving credit facility based on borrowing base calculations of up to $15,000,000 and a provision permitting Anchor to increase the aggregate facility amount up to $25,000,000 to finance factoring advances and for its working capital needs.  The Credit Facility contains customary representations and warranties, covenants, events of default and limitations, among other provisions.  Morry F. Rubin, Chief Executive Officer, and Brad Bernstein, President, each personally guaranteed $250,000 of the line of credit.  For additional details concerning the Credit Facility, reference is made to Exhibit 10.1 to this Form 8-K.

On October 22, 2008, Anchor entered into a line of credit with affiliates of the Company, namely, Morry F. Rubin, Chief Executive Officer, and George Rubin, a director of the Company, to provide a credit facility to Anchor of up to $1,500,000. Loans under this line of credit bore interest at the rate of 12% per annum and were required to be repaid upon the earlier of (i) demand by lender and (ii) immediately prior to or on the date of Anchor’s entry into a loan agreement with an institutional lender.  As a result of the new Senior Credit Facility with Textron Financial, the loans to Morry F. Rubin and George Rubin the loans were repaid and the line of credit was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

All the following exhibits are filed with this Form 8-K.

10.1	Loan and Security Agreement
10.2	Revolving Note
10.3	Debt Subordination Agreement
10.4	Guaranty Agreement (Morry Rubin)
10.5	Guaranty Agreement (Brad Bernstein)
10.6	Continuing Guaranty Agreement
10.7	Pledge Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR FUNDING SERVICES, INC.,
a Delaware corporation

November 26, 2008	By:	/s/ Brad Bernstein
Brad Bernstein
President and Chief Financial Officer

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